Exhibit 99.1

News Release
For Release December 21, 2023
9:00 A.M.

Contact: (803) 951- 2265
D. Shawn Jordan, EVP & Chief Financial Officer or
Robin D. Brown, EVP & Chief Marketing Officer

First Community Corporation Announces 2024 Earnings Release Schedule

Lexington, SC – December 21, 2023 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, announced the company’s earnings release schedule for 2024.

Fourth Quarter of 2023 on Wednesday, January 24, 2024

First Quarter of 2024 on Wednesday, April 17, 2024

Second Quarter of 2024 on Wednesday, July 17, 2024

Third Quarter of 2024 on Wednesday, October 16, 2024

The releases will be issued at approximately 9:00 am Eastern Time on each of the above dates.

About First Community Corporation

First Community Corporation stock trades on The NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank is a full-service commercial bank offering deposit and loan products and services, residential mortgage lending and financial planning/investment advisory services for businesses and consumers. First Community serves customers in the Midlands, Aiken, Upstate and Piedmont Regions of South Carolina as well as Augusta, Georgia. For more information, visit www.firstcommunitysc.com.